Exhibit 99.12

PROFESSIONAL CASUALTY ASSOCIATION
I/We hereby appoint Lewis S. Sharps, M.D. and Leslie Latta, or any one of them acting in the absence of the other, as proxyholders, each with the power to appoint his or her substitute, and hereby authorize them to represent me/us and to vote for me/us as designated on the reverse side, at the Special Meeting of Subscribers to be held on ___________, 2019, or any postponement or adjournment thereof.
This proxy, if properly signed, will be voted in the manner directed on the reverse side. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (a) “FOR” APPROVAL OF THE PLAN OF CONVERSION, and (b) “FOR” APPROVAL OF THE MERGER OF PROFESSIONAL CASUALTY ASSOCIATION WITH AND INTO PCA CONVERSION CORP. This proxy will be voted, in the discretion of the proxyholders, upon such other business as may properly come before the Special Meeting of Subscribers or any postponement or adjournment thereof.
Voting in favor of the Plan of Conversion will not obligate you to purchase Positive Physicians Holdings, Inc. common stock in the offering.
THIS PROXY IS SOLICITED ON BEHALF OF THE ATTORNEY-IN-FACT OF PROFESSIONAL CASUALTY ASSOCIATION.
Please vote and sign on the other side.

[X]	Please mark your vote as in this example.
THE ATTORNEY-IN-FACT RECOMMENDS A VOTE “FOR” THE FOLLOWING:
Approval of the Plan of Conversion:
FOR     [    ]     AGAINST     [    ]
Approval of the merger of Professional Casualty Association with and into PCA Conversion Corp. and adoption and approval of the Agreement and Plan of Merger between Professional Casualty Association, Positive Physicians Holdings, Inc., and PCA Conversion Corp.:
FOR     [    ]     AGAINST     [    ]

The undersigned hereby acknowledges receipt of the Proxy Statement dated ________________, 2019 and hereby revokes any proxy or proxies heretofore given to vote at said meeting or any adjournment thereof.

(PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED PROXY REPLY ENVELOPE)

Signature	Date:	, 2019
Only one signature is required in the case of joint subscribers. Please sign exactly as name appears hereon.

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